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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of WellPoint Health Networks Inc. on Form S-8 (File No. 333-05111) and Form S-3 (File No. 333-08519) of our report dated February 14, 1997, except Note 18 as to which the date is March 17, 1997, on our audits of the consolidated financial statements of WellPoint Health Networks Inc. as of December 31, 1996 and 1995 and for each of the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California
March 20, 1997